                                EXHIBIT 10.106


                    LEASE AGREEMENT FOR THE LUCENT BUILDING

                              NET LEASE AGREEMENT



                                     FROM



                       WELLS OPERATING PARTNERSHIP, L.P.

                                   LANDLORD



                                      TO



                           LUCENT TECHNOLOGIES INC.

                                    TENANT



                          PREMISES: 200 Lucent Lane,
                             Cary, North Carolina






                          DATED:  September 28, 2001

                                    * * * *



     The mailing, delivery or negotiation of this Lease by Tenant or Landlord or their respective agents, brokers, or attorneys shall not be deemed an offer by Tenant or Landlord to enter into this Lease or to enter into any other relationship with Landlord or Tenant, as the case may be, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Tenant or Landlord, and neither Tenant nor Landlord shall have any rights, obligations or liabilities with respect thereto, or with respect to the Premises, unless and until Tenant and Landlord have executed and delivered this Lease. Until such execution and delivery of this Lease, Tenant and Landlord each may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability to the other.



                                    * * * *

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

1.  DEFINITIONS.............................................................  1

2.  PREMISES DEMISED........................................................  2

3.  TERM....................................................................  2

4.  RENTAL..................................................................  3

5.  DELIVERY OF POSSESSION..................................................  4

6.  INTENTIONALLY OMITTED...................................................  4

7.  TENANT'S PROPERTY.......................................................  4

8.  USE.....................................................................  4

9.  COMPLIANCE WITH LEGAL REQUIREMENTS......................................  5

10.  ENVIRONMENTAL COMPLIANCE...............................................  5

11.  REPAIRS AND MAINTENANCE................................................  7

12.  INTENTIONALLY OMITTED..................................................  9

13.  TAXES..................................................................  9

14.  SERVICES AND UTILITIES................................................. 11

15.  ALTERATIONS............................................................ 11

16.  ASSIGNMENT AND SUBLEASE................................................ 14

17.  DAMAGE OR DESTRUCTION.................................................. 17

18.  EMINENT DOMAIN......................................................... 18

19.  INSURANCE.............................................................. 20

20.  SUBROGATION AND WAIVER................................................. 22

21.  INDEMNITY.............................................................. 23

22.  INTENTIONALLY OMITTED.................................................. 23

23.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.......................... 23

24.  LANDLORD'S RIGHT OF ENTRY.............................................. 24

25.  PARKING FACILITIES..................................................... 25

26.  SIGNS.................................................................. 25

27.  RULES AND REGULATIONS.................................................. 25

28.  ACCESS................................................................. 25

29.  USE OF THE ROOF AND BUILDING STRUCTURE................................. 26

30.  TENANT'S DEFAULT; RIGHTS AND REMEDIES.................................. 26

31.  LANDLORD'S DEFAULT; RIGHTS AND REMEDIES................................ 31

32.  HOLDING OVER........................................................... 32

33.  QUIET ENJOYMENT........................................................ 33

34.  MUTUAL REPRESENTATION OF AUTHORITY..................................... 33

35.  LANDLORD'S CLAIMS...................................................... 33

36.  REAL ESTATE BROKERS.................................................... 34

37.  ATTORNEYS' FEES........................................................ 34

38.  ESTOPPEL CERTIFICATE................................................... 35

39.  RECORDABLE MEMORANDUM.................................................. 36

40.  OPTIONS TO EXTEND...................................................... 36

41.  INTENTIONALLY OMITTED.................................................. 38

42.  CONFIDENTIALITY........................................................ 38

43.  GOVERNING LAW.......................................................... 38

44.  NOTICES................................................................ 38

45.  INTENTIONALLY OMITTED.................................................. 39

46.  COUNTERPARTS........................................................... 39

47.  ENTIRE AGREEMENT....................................................... 40

48.  MISCELLANEOUS.......................................................... 40

49.  INTENTIONALLY OMITTED.................................................. 42

50.  INTENTIONALLY OMITTED.................................................. 42

51.  SURRENDER.............................................................. 42

52. DECLARATION OF EASEMENTS................................................ 43

                                LEASE AGREEMENT



     THIS LEASE AGREEMENT made this 28 day of September, 2001 between WELLS OPERATING PARTNERSHIP, L.P. ("Landlord"), a Delaware limited partnership, having an office at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, and LUCENT TECHNOLOGIES INC. ("Tenant"), a Delaware corporation, having its principal office at 600 Mountain Avenue, Morristown, New Jersey 07960.

                             W I T N E S S E T H:
                             -------------------

     1.   Definitions.
          -----------

     The following terms are defined in the paragraphs listed below:

     TERM                               PARAGRAPH
     ----                               ---------

     Additional Rent                     4(c)
     Alterations                        15(a)
     BOMA Standards                      2(b)
     Building                            2(a)
     Casualty                           17(a)
     Environmental Laws                 10(b)
     Event of Default                   30(a)
     Expiration Date                     3(a)
     Extended Term                      40(a)
     Fair Market Rent                   40(b)
     Fixed Rent                          4(a)
     Fixtures                           15(f)
     Force Majeure                      48(d)
     Hazardous Substances               10(b)
     Impositions                        13(a)(i)(1)
     Interest Rate                       4(c)
     Land                                2(a)
     Legal Requirements                  9(c)
     Listed Broker                      36(a)
     Net Rent                           30(e)(ii)
     Premises                            2(a)
     Primary Term                        3(a)
     Property                            2(a)

     TERM                               PARAGRAPH
     ----                               ---------

     Qualified Real Estate

     Appraiser                          42(f)
     Rent                                4(c)
     Rentable Floor Area of
      the Premises                       2(b)
     Rentable Floor Area of
      the Building                       2(b)
     Rental Commencement Date            3(a)
     Substantial Taking                 18(a)
     Superior Interest                  23
     Taking                             18(a)
     Target Date                         5(a)
     Taxes                              13(a)(iii)
     Tenant Affiliate                   16(d)
     Tenant's Property                   7
     Term                                3(a)

     2.   Premises Demised.
          ----------------

     (a) Landlord leases and demises to Tenant and Tenant hires from Landlord the "Premises" (as hereinafter defined). The "Premises" shall mean the "Property" (as hereinafter defined). The "Property" shall mean the "Land" (as hereinafter defined), together with all improvements now or hereafter located on the Land, including but not limited to the "Building" (as hereinafter defined), the Building's parking facilities, any walkways, covered walkways or other means of access to the Building and the Building's parking facilities, lobbies, plazas, and landscaping. The "Building" means that certain building consisting of approximately 120,000 rentable square feet and located at 200 Lucent Lane, Cary, North Carolina. No easement for light, view or air is included in the Premises or granted hereunder. The Building is located on the parcel of land described on the attached Exhibit B (the "Land").
                          ---------

     (b) For purposes of this Lease, the "Rentable Floor Area of the Premises" shall mean 120,000 square feet and the "Rentable Floor Area of the Building" shall mean 120,000 square feet.

     3.   Term.
          ----

     The primary term of this Lease (the "Primary Term") shall commence on the date hereof and shall expire at 11:59 p.m. on September 30, 2011 (the "Initial Expiration Date"). The date of this Lease is sometimes referred to as the "Rental Commencement Date". As used in this Lease, "Term" shall mean the Primary Term and any duly exercised extension of the term. "Expiration Date" shall mean the later of the Initial Expiration Date or the date upon which any Extended Term (the option for which has been exercised) would have expired but for any termination of this Lease.

     4.   Rental.
          ------

     (a) For each Lease Year (as hereinafter defined), Tenant agrees to pay Landlord the annual rent set forth in subparagraph (b) of this Paragraph 4 (the "Fixed Rent"). Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each month of the Term. Rent for any month's partial occupancy shall be prorated, as shall Rent for any Lease Year consisting of more or less than twelve (12) full calendar months. As used in this Lease, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, and each successive twelve month period thereafter during the Term, except that if the Rental Commencement Date is not on the first day of a calendar month, the first Lease Year shall extend through the end of the twelfth month after the Rental Commencement Date.

     (b) Fixed Rent: The Fixed Rent payable in each Lease Year of the Primary Term shall be:

     Lease Year          Fixed Rent          Monthly Installments
     ----------          -------------       --------------------
         1               $1,800,000.00           $150,000.00
         2               $1,854,000.00           $154,500.00
         3               $1,909,620.00           $159,135.00
         4               $1,966,908.60           $163,909.05
         5               $2,025,915.96           $168,826.33
         6               $2,086,693.44           $173,891.12
         7               $2,149,294.20           $179,107.85
         8               $2,213,772.96           $184,481.08
         9               $2,280,186.12           $190,015.51
         10              $2,348,591.76           $195,715.98

     (c) "Rent" shall mean Fixed Rent. Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, (i) interest at the "Interest Rate" [which for all purposes of this Lease shall equal two percent (2%) plus the "prime rate" (as used herein, "prime rate" shall mean the rate of interest per annum announced from time to time by Bank of America, N.A., or its successor organization, as its prime commercial lending rate)] on all installments of Rent not paid by the fifth (5th) day after receipt by Tenant of notice of nonpayment, from the due date through the date of payment, provided, however, such five (5) day grace period shall be applicable only two (2) times in any twelve (12) month period, and with respect to any installment of Rent thereafter coming due within said twelve (12) month period, interest shall accrue from the due date of such Rent through the date of payment regardless of whether same is paid by the fifth (5/th/) day after receipt by Tenant of notice of nonpayment, (ii) all amounts, other than

Rent, which Tenant herein agrees to assume and pay to Landlord, (iii) all other amounts (including but not limited to Taxes) which Tenant herein agrees to assume and pay to a third party or third parties, in those circumstances where Tenant shall fail or refuse to pay to such third party or parties and Landlord elects to pay such amounts as herein provided, and (iv) interest at the Interest Rate on amounts referred to in (ii) and (iii) above not paid within five (5) days after receipt by Tenant of notice of nonpayment thereof, from the due date through the date paid or, if demand is required therefor by the terms of this Lease, from the date which is forty-five (45) days after the date of demand through the date paid (all of the aforementioned items being herein included in "Additional Rent"). If Tenant fails to pay any Additional Rent, Landlord shall have the same rights, powers and remedies for such failure as are provided in this Lease, at law, in equity or otherwise for the nonpayment of Rent.

     5.   Delivery of Possession.
          ----------------------

     As of the date hereof, Tenant acknowledges that Landlord has delivered possession of the Premises to Tenant and accepts the Premises in their current "AS-IS" condition. Tenant further acknowledges that the Premises are acceptable for Tenant's permitted use, as set forth in Paragraph 8.

     6.   Intentionally Omitted.
          ---------------------

     7.   Tenant's Property.
          -----------------

     "Tenant's Property" shall mean all of Tenant's personal property, furniture, furnishings, signs, telecommunication equipment, equipment and trade fixtures, including but not limited to all modular office furniture located on the Premises. Tenant's right to remove Tenant's Property upon the expiration or other termination of this Lease shall be governed by the provisions of Paragraph 51 hereof.

     8.   Use.
          ---

     The Premises shall be used for executive, general administrative, office space, telemarketing center, telephone customer service center, research and development, and other similar purposes and no other purposes and in accordance with all applicable Legal Requirements, all nationally recognized industry standards applicable to such uses and the Rules and Regulations attached hereto and made a part hereof. Manufacturing and assembly are expressly prohibited uses. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto and, upon receipt of a copy thereof, as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary to protect the tenantability, safety, operation, and welfare of the Premises and the Property.

     9.   Compliance with Legal Requirements.
          ----------------------------------

     (a) Landlord shall comply with all applicable Legal Requirements which apply to the use of the Premises for office use in general and which pertain to the structural components of the Building, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building. Tenant shall comply with Legal Requirements which apply to any particular manner in which Tenant uses the Premises (as distinguished from general office use) and which pertain to the structural components of the Building. With respect to any changes, repairs, alterations, or additions to the Premises which are non-structural, Tenant will also comply with all Legal Requirements pertaining to the Premises, whether required of office buildings in general or required for Tenant's particular use of the Premises. Tenant shall defend, indemnify and save Landlord harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees, expert witness fees and other costs of defense) arising from the failure of Tenant to comply with its obligations under this Paragraph 9.

     (b) "Legal Requirements" shall mean (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances or recommendations affecting the Premises or any part thereof, or the use thereof, including without limitation those which require repairs to or any structural changes in the Premises or the Building whether or not any such statutes, laws, rules, orders, regulations, ordinances or recommendations which are now existing or which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same, (ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises, (iii) the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to the Premises, and (iv) private restrictive covenants applicable to the Property.

     10.  Environmental Compliance.
          ------------------------

          (a) Tenant agrees to comply with all applicable Environmental Laws [as defined in Paragraph 10(b) hereof] insofar as they pertain solely to the particular manner in which Tenant shall use the Premises.

          (b) Tenant shall not generate, store, handle, transport, treat, dispose of or use on the Premises any Hazardous Substances, except that Tenant's use on the Premises of cleaning supplies, copying fluids, other office and maintenance supplies and other substances normally and customarily used by, and in amounts customarily used by, tenants occupying space for office and administrative purposes similar to the Premises shall not be deemed a violation of this Paragraph 10(b), but only so long as the quantities thereof do not pose a threat to public health or to the environment and do not necessitate a "response action", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and so long as Tenant strictly complies or causes compliance with all Environmental Laws concerning the use, storage, production, transportation and disposal of such Hazardous Substances. "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant agrees that any Alterations (as permitted in accordance with the provisions of Paragraph 15) made by it to the Premises will contain no Hazardous Substances that would violate Environmental Laws or pose a threat to public health or the environment except that Tenant's use of commercially available construction products and materials, normally and customarily used in, and in amounts customarily used in, the construction of improvements in buildings similar to the Building by tenants occupying space for office and administrative purposes similar to the Premises shall not be deemed a violation of this sentence when such products and materials are used and installed as is usual and customary in the construction of improvements similar to the Building at the time of construction or installation.

          (c) Tenant shall defend, indemnify and save Landlord harmless from any claims, fines, penalties, liabilities (including without limitation strict liability), losses, damages, costs and expenses (including without limitation reasonable attorney's fees, expert witness fees and other costs of defense and costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law) which arise from Tenant's breach of its representations, warranties, covenants and agreements contained in this Paragraph 10.

     11.  Repairs and Maintenance.
          -----------------------

     (a) Landlord shall not be required to maintain nor make any repairs, replacements or improvements to the Property.

     (b) Except for the obligations of Landlord under Paragraphs 11(a), 17 and 18 hereof, Tenant covenants and agrees that at Tenant's sole cost (i) Tenant will take good care of the Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear and casualty, (ii) Tenant shall perform diligently, promptly and in a good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to the Premises, and (iii) Tenant shall operate, use, clean, repair and maintain (including without limitation replacements), and provide security for, the Property, in a first-class manner, including without limitation providing the Building Standard Services and providing the following:

               (1) electricity, gas, steam, water, sanitary sewer, air conditioning and other fuel and utilities for the Property;

               (2) casualty, liability, fidelity, rental loss, plate glass and any other insurance applicable to the Property;

               (3)  repairs, maintenance and painting;

               (4) all supplies, tools, materials and equipment used in the operation, management, maintenance and access control of the Property;

               (5)  supplies, work clothes and dry cleaning;

               (6) maintenance and service agreements for the Property and the equipment therein, including but not limited to window cleaning, security personnel, service or system, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement;

               (7)   telephone and stationery;

               (8) legal, accounting and other professional fees and disbursements incurred in connection with the operation, management, maintenance and repair of the Property;

               (9) association fees and dues levied pursuant to recorded instruments affecting the Property, if any;

               (10)  decorations;

               (11)  exterior and interior landscaping;

               (12) wages, salaries and other costs of all on-site and off-site employees engaged in the operation, management, maintenance or access control of the Property, including taxes, insurance and benefits;

               (13) operating and maintaining the signage described in Paragraph 26 hereof;

               (14) all items (including security equipment and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Property; and

               (15) trash and garbage removal, vermin extermination, and snow, ice and debris removal.

Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant agrees that the rights of Tenant set forth in this Lease to make repairs at the expense of Landlord are the sole and exclusive rights and remedies of Tenant for the failure of Landlord to make repairs. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as may be specifically and expressly herein set forth. This Lease sets forth the sole and exclusive rights of Tenant to terminate this Lease or quit and surrender the Premises or receive an abatement of rent by reason of any happening, event, occurrence or situation during the Term, whether foreseen or unforeseen, and however extraordinary. In addition to and not in limitation of the foregoing, during the Term, Tenant shall, at its sole expense,
(i) do its own redecorating of the interior of the Premises; (ii) be responsible for normal, routine maintenance and care of the interior of the Premises, such as changing filters and light bulbs, and
(iii) make all repairs caused by Tenant's negligence, unless covered by any insurance policy maintained by Landlord or unless caused by the negligence or willful misconduct of Landlord, its agents, independent contractors, representatives or employees. Landlord shall grant Tenant a nonexclusive assignment, to be shared in common with Landlord, its successors and assigns, of all warranties and guaranties assigned to Landlord by Tenant, upon Landlord's acquisition of the Property from Tenant, with respect to items which Tenant is obligated to repair hereunder.

  12.  Intentionally Omitted
       ---------------------

  13.  Taxes.
       -----

  (a)  For purposes of this Lease, the following Definitions shall apply:

       (i) "Taxes" shall mean all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental (including without limitation taxing districts and authorities now existing or hereafter created) levies, impositions and charges of a similar nature and any other taxes and assessments attributable to the Property or its operation (and the costs of contesting any of the same), including without limitation business license taxes and fees ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property, whether or not the same constitute one or more tax lots. If, however, by law, any assessment may be divided and paid in annual installments, then, for the purposes of this definition, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and
(ii) there shall be deemed included in Taxes for each calendar year the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. Impositions do not include taxes and assessments imposed on the personal property of the tenants of the Property, federal and state taxes on income, death taxes, franchise taxes.

       (ii) "Taxes" shall include penalties and interest resulting from Tenant's failure to pay all or any portion of the Taxes in accordance with Paragraph 13(b) hereof.

     (b) Tenant shall be solely responsible for and shall pay prior to delinquency all Taxes. On or before the date such Taxes become delinquent or any interest or penalty shall be imposed for nonpayment thereof, Tenant shall provide Landlord with written evidence of such payment of Taxes.

     (c) Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord, the Property or the Building. In the event that such taxes are imposed or assessed against Landlord or the Property or the Building, Landlord shall furnish Tenant with copies of all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

     (c) Tenant shall be entitled to any reductions or refunds (net of the costs of collection thereof) for taxes paid by Tenant. If any reduction or refund is credited or paid to Landlord for taxes paid by Tenant, said amount shall be paid by Landlord to Tenant within twenty (20) days after receipt by Landlord of credit or payment. This provision shall survive the expiration of this Lease.

     (d) Provided Landlord consents, which consent shall not be unreasonably withheld or delayed, Tenant, at Tenant's sole cost and expense, shall have the right to contest the validity or the amount of any Taxes by appropriate proceedings conducted in good faith and with due diligence in the applicable jurisdiction, and may defer payments of such obligations, pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that (a) Tenant shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Landlord and from Rent under this Lease and from the Property and the Premises,
(b) no part of the Premises or the Property or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference, (c) Landlord shall not be exposed thereby to any civil or criminal liability for failure to comply with any law, statute, code or regulation and neither the Premises nor the Property shall be subject to the imposition of any lien as a result of such failure, and (d) Tenant shall have furnished any security required in such proceeding or under this Lease or reasonably requested by Landlord to ensure payment of any Taxes. Landlord shall cooperate in the institution and prosecution of any such proceedings and will execute any documents required therefor without cost or expense to Tenant. The expense of such proceedings shall be borne by Tenant. Tenant shall be entitled to retain any refunds or rebates secured in such proceedings. Tenant agrees that it shall pay, and save Landlord harmless from and against, any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and that, promptly after the final determination of every such contest, Tenant shall fully pay and discharge all amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom.

     14.   Services and Utilities.
           ----------------------

     (a) Tenant acknowledges that all utility service connections to the Premises and the Building, including but not limited to connections for water, sewerage, and electrical service, currently exist and are sufficient to permit Tenant's use of the Premises and Building as permitted hereunder. The cost of any additional or upgraded utility service connections desired by Tenant during the Term of this Lease shall be paid for by Tenant.

     15.   Alterations.
           -----------

     (a) Without first obtaining Landlord's prior written consent, Tenant shall not make any alterations, additions or improvements or install any floor covering, lighting, plumbing fixtures, shades or awnings or any exterior "Fixtures" [as defined in Paragraph 15(f)] or make any changes in the Premises (individually, an "Alteration", collectively, "Alterations"); provided, however, that Tenant shall have no obligation to obtain Landlord's consent for any Alteration or related series of Alterations if such Alteration or related series of Alterations:

          (i)    are nonstructural;

          (ii) do not cause any violation of and do not require any change in any certificate of occupancy applicable to the Building;

          (iii) do not cause any change in the outside appearance of the Building, do not weaken or impair the structure of the

Building and do not materially reduce the value of the Premises or the Building or the Property;

          (iii) do not affect the proper functioning of the Building equipment; and

          (iv)  do not cost in excess of $100,000.00.

Even if Landlord's consent is not required for any Alteration or Alterations, Tenant shall give Landlord prior notice of any Alteration or related series of Alterations, and upon completion of any Alterations (other than decorations), Tenant shall deliver to Landlord three (3) copies of the "as-built" plans for such Alterations.

     (b) With respect to any Alterations that require Landlord's consent, such consent shall not be unreasonably withheld, delayed or qualified.

     (c) Tenant agrees that all Alterations shall at all times comply with all applicable Legal Requirements and that Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the construction of such Alterations, (ii) deliver a copy of such items to Landlord and (iii) cause all Alterations to be constructed lien free, in a good and workmanlike manner, in accordance with all Legal Requirements. Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations issued by any public authority having or asserting jurisdiction.

     (d) Throughout the making of all Alterations (other than mere decorations), Tenant, at its expense, shall carry or cause its contractors to carry the following:

     (i) Builder's Risk Insurance, covering Landlord, Landlord's agents and Landlord's lender(s), and Tenant and Tenant's contractor, as their interests may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all the Alterations in place and all materials stored at the site of the Alterations and all materials, equipment and supplies of all kinds incident to the Alterations, all on a completed value basis to the full insurable value at all times. Said Builder's Risk Insurance will also include coverage for loss of rents for a period of twelve (12) months. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

     (ii) Commercial general liability insurance covering any occurrence in or about the Premises in connection with such Alterations which complies with the requirements of Paragraph 20. Such liability insurance shall be on a comprehensive basis including:

           (A)  Premises - Operations (including X-C-U);

           (B)  Independent contractors protection;

           (C)  Contractual liability; and

           (D)  Broad form coverage for property damage.

     (iii) Automobile liability for owned, non-owned and hired motor vehicles;
     and

     (iv) Statutory Workers' Compensation as required by the State of North Carolina or local municipality having jurisdiction.

All insurance policies procured and maintained pursuant to this subparagraph shall name Landlord, Landlord's partners, Landlord's agents and Landlord's lender(s) as additional insureds and/or loss payees, shall be carried with companies licensed to do business in the State of North Carolina reasonably satisfactory to Landlord and shall provide twenty (20) days' written notice to Landlord. Duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the Alterations, and renewals thereof as required shall be delivered to Landlord prior to the expiration of each respective policy term. If Tenant carries the foregoing insurance rather than its contractor, the insurance company identified in Section 19 shall be acceptable to Landlord.

     (e) Tenant shall indemnify Landlord against liability for any and all mechanics' and other liens filed in connection with Alterations. Tenant, at its expense, shall procure the discharge of any such lien within thirty (30) days after the filing thereof against any part of the Property. If Tenant fails to discharge any such lien within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, upon giving ten (10) days' prior written notice to Tenant, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings if Tenant has not discharged the lien within the ten (10) day notice period provided herein. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall be payable by Tenant upon demand.

     (f) Except for items constituting Tenant's Property, all Alterations, whether or not at the expense of Tenant, and whether or not Landlord's consent is required shall be and remain a part of the Premises, shall be deemed the property of Landlord as of the date such Alterations are completed, attached to or built into the Premises, shall not be removed by Tenant and shall remain on the Premises at the expiration or earlier termination of the Term without compensation to Tenant. "Fixtures" shall mean electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment and appurtenances of a similar nature or purpose. If any Alterations involve the removal of any Fixtures, such Fixtures shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with like property, of at least equal quality and value. Under no circumstances shall Tenant be required at any time to remove or restore (i) any Alterations that do not require Landlord's consent, (ii) any Alterations that do require Landlord's consent, unless Landlord, at the time it gives such consent, expressly requires in writing removal or restoration of such Alterations, or (iii) any partitions, flooring, floor covering, pipes, wires, conduits run through a floor, ceiling, or partition, provided these are cut off or capped in accordance with all applicable Legal Requirements.

       16.  Assignment and Sublease.
            -----------------------

       (a) Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the whole Premises or any part of the Premises or permit the use of the Premises by any party other than Tenant or a "Tenant Affiliate" (as hereinafter defined). Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operating of law, or sublet the Premises or any part thereof or permit the use of the Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iii) if such proposed assignee or subtenant is an existing tenant of the Building, or (iv) if such proposed assignment, subletting or use would contravene any restrictive covenant (including without limitation any exclusive use) granted to any other tenant of the Building. Sublessees or transferees of the Premises for the balance of the Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Term including any extensions thereof, whether or not authorized herein, unless such assignee assumes all liability hereunder and has a net worth equal to or exceeding the aggregate net worth of Tenant and all other parties then liable for the obligations of Tenant under this Lease. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions; provided, however, if at least one of the partners owning a controlling interest in Tenant both before and after such withdrawal or change shall be a corporation (or any entity controlled by a corporation) whose stock is publicly traded on a nationally recognized securities exchange (including the NASDAQ over-the-counter market), then such withdrawal or change shall not be deemed to be an assignment of this Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. The preceding sentence shall not apply to, and Tenant shall not be in default under this Paragraph 16(a) as a result of, an offering of voting stock to the public pursuant to a registered securities offering, the transfer of voting stock on a national securities exchange or through the NASDAQ national market system, or the transfer of voting stock to Tenant's employees pursuant to a bona fide employee stock ownership plan. If Tenant shall be a corporation whose stock is publicly traded on a nationally recognized securities exchange (including the NASDAQ over-the-counter market), then any merger, consolidation or other similar reorganization of Tenant, or the sale or transfer of a controlling interest in the voting capital stock of Tenant shall not be deemed to be an assignment of this Lease. In the event Landlord consents to an aggregate of three or more assignments or subleases (in any combination), beginning with the third such assignment or sublease, and continuing with respect to all subsequent assignments and subleases, Tenant shall pay to

Landlord a fee to cover Landlord's reasonable accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. Fifty percent (50%) of any consideration, in excess of "Tenant's Out of Pocket Costs" (as hereinafter defined), paid to Tenant by any assignee of this Lease (other than a Tenant Affiliate) for its assignment, or by any sublessee (other than a Tenant Affiliate) under or in connection with its sublease (when Landlord's consent is required), or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder. "Tenant's Out of Pocket Costs" shall mean all of Tenant's actual out-of-pocket costs associated with the applicable assignment or subletting, including the Rent and other charges and sums due and payable by Tenant under this Lease with respect to such space, reasonable advertising costs, brokerage commissions, lease concessions, improvement allowances, and legal fees. Where a portion of the Premises is sublet, in calculating the profit from such sublease, the costs of Tenant attributable to the sublet space but applicable to some larger portion of the Premises shall be prorated on the basis of rentable areas determined according to BOMA Standards. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Term. No subletting of the Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

     (b) Any assignment of this Lease or any sublease of the Premises shall not relieve Tenant of any of its obligations under this Lease.

     (c) Whenever Landlord's consent to an assignment or subletting is required, Tenant shall submit to Landlord a written request for Landlord's consent, which request shall include the name of the proposed assignee or sublessee, and the basic business terms of the proposed assignment or subletting. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease (when Landlord's consent is required), require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. Landlord's failure to respond within ten (10) business days after receipt of Tenant's request and the information required by this Paragraph 16(c) shall be deemed approval of the proposed assignment or sublease.

     (d) The consent of Landlord need not be obtained if the assignment or sublease is to any "Tenant Affiliate" (as hereinafter defined). Tenant shall give Landlord written notice of any assignment to a Tenant Affiliate, including the effective date of the assignment. Landlord acknowledges that the Premises may be occupied by one or more Tenant Affiliates and their employees and that such use of the Premises shall not be considered an assignment or sublease, unless Tenant elects to treat it as such and provides Landlord with prompt written notice thereof. For purposes hereof, "Tenant Affiliate" shall mean an entity which owns, directly or indirectly, more than fifty percent (50%) of Lucent Technologies Inc. or which is more than fifty percent (50%) owned, directly or indirectly, by Lucent Technologies Inc. or an entity into which Tenant is merged, provided that in the event of a merger, the surviving entity's net worth exceeds that of Tenant at such time.

     17.  Damage or Destruction.
          ---------------------

     (a) If the Premises are damaged by fire, other casualty, acts of God, or the elements (a "Casualty"), this Lease shall not terminate and such damaged portion of the Premises shall be repaired or rebuilt as set forth in Paragraph 17(b), unless this Lease is terminated as provided in this Paragraph 17(a). If the Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the Casualty (if Landlord so determines that the repairs cannot be completed within such one hundred eighty (180) day period, Landlord shall give Tenant notice of such determination within forty-five (45) days after the date of such Casualty), or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged or destroyed during the last eighteen (18) months of the Term, or if the Building is damaged in whole or in part (whether or not the Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within forty-five (45) days after the date of such occurrence. If the Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the Casualty or if the Premises are substantially damaged during the last eighteen (18) months of the Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within forty-five (45) days after the date of such occurrence. If the Lease is terminated pursuant to this Paragraph 17(a), the termination shall be effective as of the date of the Casualty and the Rent shall abate from that date, and any Rent paid for any period beyond such date shall be refunded to Tenant.

     (b) If this Lease is not terminated as provided in Paragraph l7(a), then Landlord shall, at its sole cost and expense, restore the Premises as speedily as practical; provided, however, Landlord's obligation shall be limited to restoration of the Premises substantially to the condition existing immediately prior to the Casualty. During the restoration period, Fixed Rent and Additional Rent shall not abate for any period the Premises are undergoing restoration or repair. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such Casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within forty-five (45) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

     (c) If Landlord, subject to Force Majeure and subject to delays caused by Tenant, does not restore the Premises as required in Paragraph 17(b) within the time period therein set forth, Tenant may terminate this Lease at any time thereafter [and Rent shall be accounted for as of the date of termination (as of the date of the Casualty with respect to the damaged portion)], prior to the date such restoration is substantially completed, provided (i) Tenant gives Landlord not less than thirty (30) days' prior written notice, and (ii) Landlord does not complete the restoration during such thirty (30) day period.

     (d)  If the Modular Office Furniture set forth on Exhibit M shall be
                                                      ---------
destroyed by fire, other casualty, acts of God, or the elements during the Term of this Lease, Tenant shall be required to replace such Modular Office Furniture with modular office furniture of equal value as soon as reasonably practicable using due diligence.

     18.  Eminent Domain.
          --------------

     (a) If there is a taking of all or any portion of the Property or the Premises by right or threat of eminent domain or by private purchase in lieu thereof (a "Taking"), this Lease shall terminate as to the part so taken as of the date of Taking, and, in the case of a "Substantial Taking" (as hereinafter defined), either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date. "Substantial Taking" shall mean either (i) that more than fifteen percent (15%) of the Premises was taken, or (ii) that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises and cannot be restored to a condition suitable for Tenant's business needs within one hundred twenty (120) days from the date of the Taking, or (iii) that more than fifteen percent (15%) of the parking spaces for the Building were taken, unless within thirty (30) days after the date of such Taking Landlord shall notify Tenant of its intention to replace the parking spaces, and such replacement is provided within one hundred fifty (150) days of such notice. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased. If this Lease is terminated pursuant to this Paragraph 18(a), Rent shall be prorated and accounted for as of the date of such termination.

     (b) If there shall be a Taking which does not constitute a Substantial Taking, this Lease shall not terminate but Landlord shall, at its sole cost and expense, with due diligence, restore the Premises as speedily as practical; provided, however, Landlord's obligation shall be limited to restoration of the Premises substantially to the condition existing immediately prior to the Taking. During the restoration period, a just and proportionate part of the Fixed Rent shall abate for the period during which the Premises or a portion thereof are not suitable for Tenant's business needs.

     (c) Tenant shall not be entitled to any part of the payment or award for a Taking, provided that Tenant may file a claim for any loss of Tenant's Property; moving expenses; or for damages for cessation or interruption of Tenant's business, provided such claim will not diminish Landlord's recovery. Subject to the foregoing provisions of this subparagraph (c), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such Taking.

     (d) If Landlord, subject to Force Majeure and subject to delays caused by Tenant, does not restore the Premises as required in Paragraph 18(b) within the time period therein set forth, Tenant may terminate this Lease at any time thereafter [and Rent shall be accounted for as of the date of termination (as of the date of the Taking with respect to the portion taken)], prior to the date such restoration is substantially completed, provided (i) Tenant gives Landlord not less than thirty (30) days' prior written notice, and (ii) Landlord does not complete the restoration during such thirty
(30) day period.

     19.  Insurance.
          ---------

     (a) Landlord shall maintain, at Tenant's sole cost and expense [and Tenant shall reimburse Landlord such cost and expense within forty-five (45) days after written demand therefor], during the Term, with solvent and responsible companies having a rating from Best's Insurance Reports of not less than A-/X, insurance covering the Property against loss or damage by fire and such other risks as are from time to time included in a standard form of all-risk policy of insurance available in the State of North Carolina. Such coverage shall equal one hundred percent (100%) of the replacement cost of the Building and any parking facility, exclusive of excavation, footings and foundations, as such replacement cost is determined from time to time by the insurance company (and such insurance may provide for a $10,000.00 deductible, or such higher amount as Tenant shall from time to time approve, which approval shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing obligation of Tenant to pay the cost of such insurance maintained by Landlord, in the event Tenant reasonably believes that the cost of the insurance Landlord maintains pursuant to this subparagraph (a) is above market or that Tenant can obtain comparable insurance at a lower cost, Tenant, at its option and its sole cost and expense, may obtain such comparable insurance subject to Landlord's reasonable approval of the insurance carrier and the terms and conditions of the coverage, including the deductible.

     (b) Landlord shall maintain, at Tenant's expense, during the Term, with solvent and responsible companies having a rating from Best's Insurance Reports of not less than A-/X, a policy or policies of commercial general liability insurance insuring against the liability of Landlord arising out of the maintenance, use and occupancy of the Property, with the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Five Million Dollars ($5,000,000.00) for each occurrence. Such insurance required herein shall be issued by an insurance company licensed to do business in the State of North Carolina. Landlord, Landlord's partners, Landlord's agents, Landlord's managing agent, any mortgagee of landlord, and any other party designated by Landlord shall be named as insureds under such policy.

     (c) Tenant shall maintain, at its expense, during the Term, with solvent and responsible companies, a policy or policies of commercial general liability insurance insuring against the liability of Tenant arising out of the maintenance, use and occupancy of the Property, or occasioned by or arising out of any construction work being done by Tenant or Tenant's contractors on the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors or employees in the Premises, or other portions of the Building or the Property, and of Tenant's guests and licensees while they are in the Premises, with the limits of such policy or policies to be in combined single limits for both damage to property and bodily injury and in amounts not less than Five Million Dollars ($5,000,000.00) for each occurrence. Such insurance required herein shall be issued by an insurance company licensed to do business in the State of North Carolina. The per occurrence limit stated above may be satisfied with any combination of primary and umbrella or excess liability policies totaling the required limit of insurance. Tenant shall name Landlord, Landlord's managing agent, and any mortgagee of which Landlord has advised Tenant, as additional insureds under such primary policy.

     (d) Tenant shall maintain, at its expense, during the Term a policy or policies of all-risk insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Premises, and Tenant shall maintain such worker's compensation insurance as is required by applicable law.

     (e) Tenant shall maintain, at its expense, during the Term, a policy or policies of business interruption insurance for a period of twelve (12) months after completion of any repairs or restoration required as a result of a casualty, the period of business interruption insurance carried by Tenant not being limited with respect to the period of time between the occurrence of the casualty and completion of repairs or restoration.

     (f) All insurance policies procured and maintained by Tenant pursuant to this Paragraph 19 shall name Landlord and any additional parties designated by Landlord as additional insureds, shall be carried with companies licensed to do business in the State of North Carolina having a rating from Best's Insurance Reports of not less than A-/X, and shall not be subject to cancellation or material change except after twenty (20) days' written notice to Landlord. Notwithstanding the foregoing, Tenant is authorized to use its wholly-owned captive insurance company, First Beacon Insurance Company, to maintain its property insurance as outlined in Section 19(d) for as long as such company maintains a rating from Best's Insurance Reports of not less than B++. Tenant represents that First Beacon Insurance Company has a current rating from Best's Insurance Reports of B++. Duly executed certificates of insurance with respect to such policies have been delivered to Landlord prior to the date hereof and certificates evidencing renewals of such policies shall be delivered to Landlord prior to the expiration of each respective policy term.

          (g) Landlord acknowledges that Tenant is or may be a self-insurer with respect to all or a substantial portion of the risks commonly insured against under liability insurance policies. Notwithstanding any provisions of the Lease to the contrary, so long as Tenant is Lucent Technologies Inc. or any Tenant Affiliate, Lucent Technologies Inc. may, at its option, elect to either (i) obtain and maintain liability insurance policies required of Tenant or (ii) assume the risk contemplated by and otherwise required under liability insurance policies pursuant to self-insurance programs of Lucent Technologies Inc.

          (h) The policy or policies evidencing such insurance for Paragraphs 19(a), (b), (c),(d) and (e) shall provide that they may not be canceled or amended without twenty (20) days' prior written notice being given to the party for whose benefit such insurance has been obtained. Prior to the Rental Commencement Date, each party shall submit to the other insurance certificates demonstrating that the required policies are in effect.

          20. Subrogation and Waiver.
              ----------------------

          To the full extent permitted by law, the parties waive all right of recovery against the other for, and release each other and their respective authorized representatives from, any claims for injury to any person or damage to the Property that are caused by or result from risks insured against under any fire, extended coverage, business interruption and loss of rents insurance or self insurance carried or required to be carried by the party seeking recovery. Each party shall obtain, for each policy of insurance, a waiver by the insurer of all right of subrogation against the other party for any loss or damage within the scope of the insurance and each party to the extent permitted by law, for itself and its insurer, waives all such insured claims against the other party. If such waiver or agreement shall not be, or shall cease to be, obtainable without additional charge, any additional premium for such waiver shall be paid by the primary insured.

          21.  Indemnity.
               ---------

          (a) Tenant shall defend, indemnify and save harmless Landlord, its affiliates, and their respective officers, directors, shareholders and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including without limitation reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants or assignees, or of Tenant's invitees while such invitees are within the Premises or the Building, or any failure on the part of Tenant to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Landlord, or its employees, contractors, agents or representatives.

          (b) Landlord shall defend, indemnify and save harmless Tenant, Tenant Affiliates, and their respective officers, directors, shareholder and partners, against all claims, liabilities, losses, fines, penalties, damages, costs and expenses (including without limitation reasonable attorneys' fees and other costs of litigation) because of injury, including death, to any person, or damage or loss of any kind to any property caused by any action or omission of Landlord, or any of its employees, contractors, servants or agents, or any failure on the part of Landlord, to perform its obligations under this Lease, except to the extent caused by the negligence or willful misconduct of Tenant, or its employees, contractors, agents or representatives.

          22.  Intentionally Omitted.
               ---------------------

          23.  Subordination, Non-Disturbance and Attornment.
               ---------------------------------------------

          Landlord may subordinate Tenant's interest in this Lease to the lien of any mortgage or deed of trust which may now or hereafter be placed on the Property. Landlord shall obtain and deliver to Tenant from any present or future mortgagee, trustee, fee owner, prime lessor or any person having an interest in the Premises superior to this Lease (a "Superior Interest") a written subordination, non-disturbance and attornment agreement ("SNDA") in recordable form (and Tenant shall execute in recordable form and return to Landlord such SNDA within fifteen (15) days after receipt by Tenant of such
SNDA), substantially in the form of Exhibit I attached hereto or in such other
                                    ---------
commercially reasonable form as shall be agreed to by Tenant (which agreement

Tenant agrees not to unreasonably withhold, condition or delay), providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, except as set forth and agreed to by Tenant in such SNDA (which agreement Tenant agrees not to unreasonably withhold, condition or delay; provided, however, Tenant has agreed to the SNDA attached as Exhibit I), and
                                                             ---------
Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder. Landlord represents and warrants that, as of the date hereof, the only Superior Interest to this Lease is set forth on Exhibit J.
         ---------

          24.  Landlord's Right of Entry.
               -------------------------

          (a) Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder; provided, however, that Landlord shall afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances, and, except in case of emergency, Landlord shall enter only during Tenant's normal business hours (unless Tenant otherwise consents to entry during other hours, which consent Tenant agrees not to unreasonably withhold or delay). Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

          (b) During business hours and upon reasonable notice to Tenant, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the six (6) months prior to expiration of this Lease, to prospective tenants.

          (c) In exercising its rights under this Paragraph 24, Landlord shall use reasonable and diligent efforts to minimize the disruption of the normal operation of Tenant's business. Landlord, and any third parties entering the Premises at Landlord's invitation or request shall at all times strictly observe any reasonable rules relating to security on the Premises which Tenant has provided to Landlord prior to such entry. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

          25.  Parking Facilities.
               ------------------

          Tenant, its employees, agents, customers and visitors shall have the right to use all parking facilities at the Building. All parking shall be provided at no cost to Tenant during the Term. Landlord shall not make any changes to the parking facilities at the Building that would result in parking spaces (regular and, to the extent required by Legal Requirements, handicapped) being less than four (4) spaces per each 1,000 rentable square feet in the Building.

          26.  Signs.
               -----

          Tenant may retain its existing name and location on the bulletin board or directory in the Building, and Tenant may place its customary number of names in the Building directory. Tenant shall be permitted to retain its name on the exterior doors of the Building, the exterior of the Building, and the exterior monument sign, all in accordance with Legal Requirement. Tenant shall pay for the cost of designing, purchasing, installing, maintaining and replacing any signage under this Paragraph 26. Any signage erected by Tenant (other than the existing bulletin board or directory signage and the exterior Building and monument signs) shall be subject to the prior approval of Landlord as to size, materials and method of lighting and attachment, which approval shall not be unreasonably withheld. Tenant acknowledges that such signage must also comply with, and may be replaced only if permitted by, Legal Requirements.

          27.  Rules and Regulations.
               ---------------------

          Tenant agrees to comply with all reasonable written rules and regulations which Landlord may establish for the protection and welfare of Tenant and the Building, provided that all such rules and regulations shall not interfere with Tenant's use of the Premises. Tenant shall be given a copy of the rules at least ten (10) days before they become effective. A copy of the current rules and regulations are attached as Exhibit K. In the event of a
                                              ---------
conflict between the rules and regulations, and the provisions of this Lease, the provisions of this Lease shall prevail.

          28.  Access.
               ------

          For such period of time as Tenant has the right under this Lease to occupy the Premises, subject to reasonable security procedures, Tenant shall have full and unimpaired access to the Building and the Premises at all times, and if access to a public road is via private roads or streets, Tenant shall have the right to use such roads and streets for ingress and egress to the Building and the Premises.

          29.  Use of the Roof and Building Structure.
               --------------------------------------

          Tenant and Tenant Affiliates shall have the right to use a portion of the roof of the Building and building structure for installation and use of one or more microwave dishes or other communications radio antenna and associated equipment ("Communication Equipment"). Tenant shall have no obligation to pay Rent for such right, but Tenant shall, at its sole cost and expense, maintain any Communication Equipment in good condition and repair, and comply with the terms and conditions set forth on Exhibit L for use of the roof and building
                                  ---------
structure.

          30.  Tenant's Default; Rights and Remedies.
               -------------------------------------

               (a) The occurrence of any one or more of the following matters constitutes an "Event of Default" by Tenant under this Lease:

                   (i) failure by Tenant to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after receipt by Tenant of written notice of such failure to pay on the due date; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two times during any consecutive twelve (12) month period of the Term, and an Event of Default shall be deemed to have immediately occurred upon the third failure by Tenant to make a timely payment as aforesaid within any consecutive twelve (12) month period of the Term;

                   (ii) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant, provided, however, if such default is of a nature that it can be cured and if Tenant in good faith commences to cure such default within such thirty
(30) day cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no Event of Default shall be deemed to have occurred at the end of the cure period if Tenant is then diligently pursuing such cure to completion, and completes such cure as promptly as reasonably possible under all the circumstances;

          (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

          (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof;

          (v) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

          (vi) Tenant shall do or permit to be done anything which creates a lien upon the Premises, the Property or Tenant's modular office furniture and such lien is not removed or discharged by bond or otherwise within thirty (30) days after written notice to Tenant of the filing thereof; or

          (vii) Tenant shall assign this Lease or sublease the Premises, in whole or in part, in contravention of the terms of Paragraph 16(a)(i) through
(iv) hereof.

      (b) If an Event of Default by Tenant occurs,

          (i) Landlord may terminate this Lease, by giving Tenant written notice of Landlord's election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, and Tenant shall surrender the Premises to Landlord, on the date stated in such notice, and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by lawful force, if necessary, without being liable for prosecution or any claim of damages therefor; or

          (ii) Landlord, without notice or demand, may terminate the right of Tenant to possession of the Premises without terminating the Lease and if Landlord so terminates Tenant's right of possession, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry (including the use of lawful force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and Landlord may relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions, which may include without limitation concessions and free rent periods, as Landlord may reasonably deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor; or

          (iii) enter upon the Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

     (c) If Landlord shall reenter the Premises and take possession from Tenant without terminating this Lease, provided that Tenant has vacated the Premises and is not contesting Landlord's right to the possession of the Premises, Landlord will use reasonable efforts to relet the Premises and thereby mitigate the damages which Landlord shall incur. Tenant hereby agrees that Landlord's agreement to use reasonable efforts to relet the Premises in order to mitigate its damages shall not be deemed to impose upon Landlord an obligation to relet the Premises (i) for any purpose other than use permitted under this Lease or
(ii) to any tenant who is not financially capable of performing the duties and obligations imposed on such tenant under the applicable lease, or (iii) to prefer the Premises over any other space available in the Building.

     (d) If an Event of Default by Tenant or any person claiming through or under Tenant of any of the terms of this Lease should occur, Landlord shall be entitled to seek to enjoin such default and shall have the right to invoke any right allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease, except that Landlord shall not have any right to place a lien on any of Tenant's Property and Landlord expressly waives and releases any right to obtain such lien.

          (e) Should Landlord terminate Tenant's rights to possession without terminating this Lease,

              (i) Tenant shall pay to Landlord all Rent to the date upon which Tenant's right to possession under this Lease shall have been terminated; and

              (ii) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (A) all Rent reserved hereunder, and (B) the net amount, if any, of rents ("Net Rent") collected by Landlord under any reletting effected pursuant to the provisions of this Paragraph 30 for any period after termination of Tenant's right to possession, after first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with Landlord's reentry, such reletting, and the termination of Tenant's right to possession, including without limitation all repossession costs, brokerage commissions, lease assumptions, legal expenses, alteration costs and other expenses of preparing the Premises for such reletting (such expenses being referred to as the "Reletting Expenses"). Such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any prior or subsequent month by a similar proceeding or otherwise. A suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election. Tenant shall be liable for the Reletting Expenses. In no event shall Tenant be entitled to any Net Rent received by Landlord.

          (f) Whether or not Landlord shall have collected any monthly deficiencies as provided in Paragraph 30(e), in the event Landlord at any time terminates this Lease as a result of the occurrence of an Event of Default by Tenant, Landlord shall be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth below is a reasonable estimate thereof) and not as a penalty, a sum equal to

(v) the amount of Rent and other charges and assessments due and payable through the date of termination of this Lease, plus (w) the cost (including, without limitation, court costs and attorneys' fees) of recovering possession of the Premises, plus (x) the cost of any alteration or redecoration of or repair to the Premises which Landlord in good faith believes is necessary or proper to prepare the same for reletting, plus (y) the amount by which (A) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would have become due and payable to Landlord for the period ending on the Expiration Date and beginning on the date of termination of this Lease, exceeds (B) an amount equal to the then fair and reasonable rental value of the Premises for the same period, both amounts discounted to present value at the "Discount Rate" published in The Wall Street Journal at the time of determination. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises or any part thereof shall have been relet by Landlord for a period which but for the termination of this Lease would have constituted all or any part of the unexpired portion of the Term, the amount of rent upon such reletting (after giving due consideration to all concessions such as but not limited to free rent and improvement allowances) shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises (as the case may be) so relet during the term of such reletting, but shall not have any evidentiary effect with respect to the fair and reasonable rental value of any other portion of the Premises or with respect to the fair and reasonable rental value of the Premises or any portion thereof for the period which but for the termination of this Lease would have constituted the unexpired portion of the Term other than the term of such reletting. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein.

          (g) In no event shall Tenant be entitled (A) to receive any excess of any Net Rent over the sums payable by Tenant to Landlord hereunder or (B) in any suit for the collection of damages pursuant to this Paragraph 30 to a credit in respect of any Net Rent [except as provided in Paragraph 30(e)(ii)]. Should the Premises or any part thereof be relet in combination with other space, then proper apportionment on a square foot area basis (unless Landlord reasonably determines that another method of allocation of such expenses is proper) shall be made of the rent received from such reletting and the expenses of reletting.

          (h) If Landlord spends any money to cure such Event of Default by Tenant, then Landlord shall also be entitled to interest on such expenditure at the Interest Rate.

          (i) Nothing contained herein shall be construed as limiting or precluding the recovery by Landlord from Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

          (j) Pursuit by Landlord of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit by Landlord of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or the Premises or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Paragraph 37 hereof.

          31.  Landlord's Default; Rights and Remedies.
               ---------------------------------------

          (a) The occurrence of the following constitutes an "Event of Default" by Landlord under this Lease:

               failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease which materially affects the use or tenantability of the Premises, if such failure shall continue for thirty (30) days after receipt of written notice from Tenant to Landlord (and any mortgagee of Landlord the address for which Landlord has provided in a written notice to Tenant) specifying such failure, provided, however, if such default is of a nature that it can be cured and if Landlord in good faith commences to cure such default within such thirty (30) day cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no Event of

          Default shall be deemed to have occurred at the end of the cure period if Landlord is then diligently pursuing such cure to completion, and completes such cure as promptly as reasonably possible under all the circumstances.

          (b) If an Event of Default by Landlord occurs, Tenant shall have the right, but not the obligation, to spend any monies to cure such Event of Default. If Tenant spends any money to cure such Event of Default by Landlord, then Tenant shall also be entitled to interest on such expenditure at the Interest Rate.

          (c) If an Event of Default by Landlord occurs, Tenant shall have the right to invoice Landlord the cost and expenses incurred by Tenant in connection with curing such Event of Default, and Landlord shall reimburse Tenant within thirty (30) days following receipt of such invoice. If Landlord shall fail to reimburse Tenant for such cost and expenses within such thirty (30) day period, Tenant shall have the right to deduct such cost and expenses from Fixed Rental thereafter due hereunder, provided, however, that in the event Landlord notifies Tenant that it disputes the existence of any such Event of Default, during the pendency of such dispute, Tenant may pay the amount in dispute to an independent escrow agent of its choice to be held by the agent pending resolution of the dispute. Tenant shall not be deemed to be in default hereunder by reason of such payment until the dispute is resolved in favor of Landlord and Tenant fails to cause the agent to pay the amount determined to be payable to Landlord within ten (10) days after Tenant is notified of the determination. Tenant and Landlord shall negotiate in good faith to resolve the dispute by agreement.

          32.  Holding Over.
               ------------

          Should Tenant remain in possession of the Premises after the expiration of this Lease, unless Landlord and Tenant have entered into a written agreement to the contrary, Tenant shall become a tenant from month to month, terminable as of the last day of any calendar month by either party upon at least thirty (30) days' prior written notice to the other and there shall be no renewal of this Lease by operation of law; provided, however, that in the event of the giving of such notice of termination by Landlord, should Tenant remain in possession of the Premises after the date of termination of such month to month tenancy, Tenant shall become a tenant-at-sufferance as of the date of such termination, and there shall be no renewal of this Lease or of such month to month tenancy by this Paragraph or by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the daily rental shall be calculated based on a monthly rental equal to one hundred twenty-five percent (125%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Term including renewals or extensions for the first three (3) months of any such holding over and one hundred fifty percent (150%) thereafter. The inclusion of the preceding sentences in this Lease shall not be construed as Landlord's consent for Tenant to hold over. Notwithstanding the foregoing provisions of this Paragraph 32 to the contrary, in the event of any conflict between the terms and provisions of this Paragraph 32 and the terms and provisions of Paragraph 30, the terms and provisions of Paragraph 30 shall control for all purposes.

          33.  Quiet Enjoyment.
               ---------------

          Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

          34.  Mutual Representation of Authority.
               ----------------------------------

          (a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.

          (b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

          35.  Landlord's Claims.
               -----------------

          Any "Surrender Claims" (as hereinafter defined) by Landlord must be presented in writing by Landlord to Tenant within one hundred twenty (120) days after expiration or termination of this Lease or shall be deemed irrevocably waived. "Surrender Claims" shall mean claims to the extent the same arise solely out of the failure of Tenant to surrender the Premises in the condition required by Paragraph 51 or to maintain and repair the Premises as required by Paragraph 11. Surrender Claims do not include, inter alia, claims arising under or pursuant to Paragraph 10. The foregoing provisions of this Paragraph shall not apply in the event this Lease is terminated by Landlord as a result of an Event of Default by Tenant.

          36.  Real Estate Brokers.
               -------------------

          (a) Tenant represents that Tenant has dealt directly with and only with CB Richard Ellis, Inc. (the "Listed Broker"), in connection with this Lease and, except for Landlord's breach of Paragraph 36(b), agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (including Listed Broker) claiming to have dealt with Tenant.

          (b) Except for Tenant's breach of Paragraph 36(a), Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees and other costs of defense) arising from the claims or demands of any brokers or finders who represented Landlord, whether or not disclosed, with respect to this Lease, for any commission alleged to be due any such brokers or finders in connection with this Lease or the transactions contemplated hereby, including ADEVCO Realty Group, LLC and First Fidelity Investments Corporation ("Landlord's Brokers").

          (c) Tenant shall cause Listing Broker to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building, the Property and the Land which such agent or broker has or might have under North Carolina law. Landlord shall cause Landlord's Brokers to execute a lien waiver to and for the benefit of Landlord and Tenant, waiving any and all lien rights with respect to the Building, the Property and the Land which such agent or broker has or might have under North Carolina law.

          37.  Attorneys' Fees.
               ---------------

          In the event Landlord or Tenant defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same, and should such non-defaulting party prevail in such suit (and any and all appeal periods, as provided by law, with respect thereto have expired with no appeal having been filed; or if filed, rejected or terminated finally and conclusively in favor of the non-defaulting party), the defaulting party, to the extent permitted by applicable law, agrees to pay the non-defaulting party all reasonable attorney's fees actually incurred by the non-defaulting party.

          38.  Estoppel Certificate.
               --------------------

          (a) Tenant agrees, upon not less than fifteen (15) days' prior written request by Landlord, to deliver to Landlord a statement in writing signed by Tenant, addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Premises or the Building or the Property or any part thereof, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the modifications and certifying that the Lease is in full force and effect as modified); (ii) the date upon which Tenant began paying Fixed Rent and the dates to which the Fixed Rent has been paid; (iii) that, to the best of Tenant's knowledge, Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof; (iv) that there has been no prepayment of Fixed Rent other than that provided for in this Lease; and (v) that there are no defenses or offsets against the enforcement of this Lease or stating those claimed by Tenant. Such certificate shall also include such other factual information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed. The estoppel certificate may contain the following:
"Notwithstanding any other provision of this Estoppel Certificate to the contrary, nothing herein shall be construed as a waiver of (i) any right which Tenant may have to audit any payments made under the Lease, (ii) any right to claim that any such payments were not properly charged or calculated in accordance with the Lease, or (iii) any right to recover from the applicable present, former or future landlord (including Landlord) any such payments made to such landlord which were in excess of the amount properly due under the Lease."

          (b) Landlord, upon not less than ten (10) days' prior written request from Tenant, shall furnish a statement in writing to Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent payable by Tenant hereunder have been paid, and (c) whether or not, to the knowledge of Landlord, a default or Event of Default by Tenant has occurred under this Lease which has not been cured (and if so, specifying the same).

39.  Recordable Memorandum.
     ---------------------

     Landlord and Tenant agree not to record this Lease, but each party agrees, upon request by the other, to execute a memorandum of this Lease in recordable form and in compliance with applicable law, with a description of the Premises, the term of this Lease and any other portions hereof, excepting the rental provisions, as either party may reasonably request. Any and all recording costs required in connection with the recording of such Memorandum of Lease shall be paid by the party requesting recordation.

     40.  Options to Extend.
          -----------------

     (a) Landlord hereby grants to Tenant the exclusive and irrevocable option to extend the Term for three (3) additional periods (each such additional period being an "Extended Term") of five (5) year(s) each by giving Landlord written notice at least twelve (12) months prior to the Expiration Date of the Primary Term or the then applicable Extended Term. Tenant shall have the right to exercise these options to extend provided that on the date of such exercise no Event of Default by Tenant then exists under this Lease and there then exists no uncured default by Tenant with respect to which Landlord has given written notice to Tenant pursuant to the provisions of Paragraph 30 hereof.

     (b) Each Extended Term shall be on the terms, covenants and conditions of this Lease then applicable, except that the Fixed Rent for each Extended Term shall be the "Fair Market Rent" (as hereinafter defined) and except that after the exercise of the option for the first Extended Term, Tenant shall have only two (2) options to extend and after the exercise of the option for the second Extended Term, Tenant shall have only one (1) option to extend, and after the exercise of the option for the third Extended Term, Tenant shall have no further options to extend the Term. "Fair Market Rent" shall mean (i) the annual effective rental rate per square foot of rentable floor area then being charged by landlords under new leases of office space in the metropolitan Cary, North Carolina, market for space similar to the Premises in a building of comparable quality and with comparable parking and other amenities, taking into account concessions offered to new tenants such as free rent, tenant improvement allowances, moving allowances and other such concessions, and taking into account Tenant's repair and maintenance obligations under this Lease and the Taxes and expenses Tenant is obligated to pay under this Lease; (ii) the amount of space and length of term taken by the tenant; and (iii) the credit worthiness and quality of the tenant. The fair market value of Tenant's modular office furniture shall specifically be excluded from the definition of "Fair Market Rent" set forth above in this Paragraph 40.

     (c) On or before the date thirteen (13) months prior to the Expiration Date of the Primary Term or the then applicable Extended Term, but in no event more than sixteen (16) months prior to the Expiration Date of the Primary Term or the then applicable Extended Term, Landlord will advise Tenant of Landlord's determination of Fair Market Rent for the applicable Extended Term. If Tenant exercises its option to extend, and Landlord and Tenant cannot agree on the Fair Market Rate for the Extended Term within thirty (30) days after Tenant exercises its option to extend, then within forty-five (45) days after Tenant exercises its option to extend, Landlord and Tenant shall each appoint one (1) "Qualified Real Estate Appraiser" (as hereinafter defined). Those two (2) Qualified Real Estate Appraisers shall promptly appoint a third (3rd) Qualified Real Estate Appraiser. If such Qualified Real Estate Appraisers fail to appoint such third
(3rd) Qualified Real Estate Appraiser within ten (10) business days after notice of their appointment, then either Landlord or Tenant, upon written notice to the other, may request the appointment of a third (3rd) appraiser by the then President of the Board of Realtors in the Cary, North Carolina area or any then similar existing body. Each appraiser so appointed shall independently make appraisals of the Fair Market Rent for the applicable Extended Term. Except as hereinafter provided, the Fair Market Rent for the applicable Extended Term shall be the average of the three (3) appraisals of the Fair Market Rent; provided, however, if the determination of the Fair Market Rent of one (1) Qualified Real Estate Appraiser is disparate from the median of all three (3) determinations of Fair Market Rent by more than twice the amount by which the other determination is disparate from the median, then the determination of such Qualified Real Estate Appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on Landlord and Tenant. If, after notice by either Landlord or Tenant of the appointment of a Qualified Real Estate Appraiser by the party giving such notice, the other party to whom such notice is given shall fail, within a period of ten (10) business days after such notice, to appoint a Qualified Real Estate Appraiser, then the Qualified Real Estate Appraiser so appointed by the party giving notice shall have the power to proceed as sole Qualified Real Estate Appraiser to determine the Fair Market Rent for the applicable Extended Term. Landlord shall pay the fees and expenses of the person appointed by Landlord as a Qualified Real Estate Appraiser hereunder, and Tenant shall pay the fees and expenses of the person appointed by Tenant as a Qualified Real Estate Appraiser hereunder. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the third (3rd) Qualified Real Estate Appraiser appointed pursuant to the provisions of this Paragraph.

     (d) As used in this Paragraph, the term "Qualified Real Estate Appraiser" shall mean a member of the American Institute of Real Estate Appraisers (or successor organization) having at least ten (10) years experience in appraisal of office buildings and office rental rates in the metropolitan Cary, North Carolina area.

     (e) Tenant may not assign the options to extend under this Paragraph 40 to any subtenant of the Premises or any assignee of this Lease other than an "Affiliate" nor may any such subtenant or assignee other than an Affiliate exercise the options to extend.

     41.  Intentionally Omitted.
          ---------------------

     42.  Confidentiality.
          ---------------

     Except as hereinafter provided in this Paragraph 42, Landlord shall not make, nor shall it authorize any broker to make, any public announcement or press release concerning this transaction unless it has received Tenant's written consent, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord and any affiliate of Landlord shall have the right to disclose this transaction, this Lease and the identity of Tenant to the Securities and Exchange Commission and to current, future and potential investors (and their representatives) in such entities.

     43.  Governing Law.
          -------------

     This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.

     44.  Notices.
          -------

     Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or by courier or sent by registered or certified mail return receipt requested postage prepaid, or recognized overnight delivery service (such as but not limited to Federal Express, United Parcel Service, Airborne or DHL), to the following:

If to Tenant:       Lucent Technologies Inc.
                    475 South Street
                    Morristown, New Jersey 07962

                    Attn:  Lease Administration

               with a copy to:

                    (a)  Lucent Technologies Inc.
                         475 South Street
                         Morristown, New Jersey 07962
                         Attn: Corporate Counsel - Real Estate

                    (b)  Michael W. Charles, II
                         Real Estate Transactions Manager
                         Lucent Technologies Inc.
                         2400 SW 145th Avenue, Room IS-021
                         Miramar, Florida 33027

If to Landlord:

                    Wells Operating Partnership, L.P.
                    6200 The Corners Parkway, Suite 250
                    Norcross, Georgia 30092
                    Attn: Leo F. Wells, III

               with a copy to:

                    Troutman Sanders LLP
                    Suite 5200
                    600 Peachtree Street
                    Atlanta, Georgia 30308-2216
                    Attn: John W. Griffin or Managing Partner

or at such other address in the United States as Landlord or Tenant may from time to time designate by like notice.

Notice shall be deemed to have been given on the date received, if delivered personally or by courier or overnight delivery service, or, if mailed, three (3) business days after the date postmarked. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of such notice.

     45.  Intentionally Omitted.
          ---------------------

     46.  Counterparts.
          ------------

     This Lease may be signed in counterparts and each such counterpart shall be deemed to be an original, but all of which shall constitute one instrument. Any signature, witness's signature, or both, appearing on a counterpart of this Lease shall be deemed to appear on all other counterparts of this

Lease. The executed signature pages of any counterpart hereof may be appended or attached to any other counterpart hereof; and, provided that all parties hereto shall have executed a counterpart hereof, this Lease shall be valid and binding upon the parties notwithstanding the fact that the execution of all parties may not be reflected upon any one single counterpart. This Lease shall only be and become effective upon its unconditional delivery by and between the parties hereto.

     47.  Entire Agreement.
          ----------------

     This Lease constitutes the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

     48.  Miscellaneous.
          -------------

     (a)  Time is of the essence of this Lease.

     (b) All personal property brought into the Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless such theft or damage is the result of the act of Landlord or its employees and Landlord is not relieved therefrom by Paragraph 20 hereof. Unless caused by the negligence or willful misconduct of Landlord or its employees and Landlord is not relieved therefrom by Paragraph 20 hereof, Landlord shall not at any time be liable for damage to any property in or upon the Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

     (c) All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all genders, the singular shall include the plural and vice versa. The headings inserted at the beginning of each Paragraph are for convenience only and do not add to or subtract from the meaning of the contents of each Paragraph. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Tenant or Landlord by any court, judicial or other governmental authority by reason of such party's having been deemed to have structured, written, drafted or dictated such provision.

     (d) In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "Force Majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of Force Majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligations to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

     (e) Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look for satisfaction of Tenant's remedies, if any, solely to the equity of Landlord in and to the Property and to the proceeds of Landlord's insurance policy or policies actually paid to Landlord and not applied by Landlord to the applicable claim or to the restoration of the Building as required by the terms of this Lease (unless same are not so applied because such proceeds are required by the holder of a mortgage to be paid to it to reduce the debt secured by such mortgage). It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to the Property and the aforedescribed proceeds of insurance. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

     (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

     (g) No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. No failure of Tenant to exercise any power given Tenant hereunder, or to insist upon strict compliance by Landlord with any obligation of Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Tenant's right to demand exact compliance with the terms hereof.

     49.  Intentionally Omitted.
          ---------------------

     50.  Intentionally Omitted.
          ---------------------

     51.  Surrender.
          ---------

     (a) Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. Tenant shall remove all of Tenant's Property from the Premises (with the exception of Tenant's modular office furniture more particularly described on Exhibit M attached hereto and incorporated herein by reference, which may only be removed from the Premises by Tenant in accordance with the provisions of subparagraph
(b) below), and Tenant shall restore the Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's Property from the Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, Tenant's Property shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without obligation to account for Tenant's Property. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of Tenant's Property, including, without limitation, the cost of repairing any damage to the Building or Property caused by the removal of Tenant's Property and storage charges (if Landlord elects to store Tenant's Property). The covenants and conditions of this Paragraph 51 shall survive any expiration or termination of this Lease.

     (b) Notwithstanding Tenant's general right to remove its Personal Property from the Premises upon the expiration or other termination of this Lease, Tenant shall only be permitted to remove (and, notwithstanding anything in this Lease to the contrary, Landlord may not require Tenant to remove) the modular office furniture contained on the Premises in the event that Tenant exercises all extension options granted under this Lease and that, as of the expiration of the third Extended Term, there is no uncured Event of Default under this Lease. In the event Tenant does not extend the Term of this Lease as provided in the preceding sentence or in the event of an uncured Event of Default, title to the modular office furniture shall automatically pass to Landlord free and clear of any lien or security interest; provided, however, Landlord agrees that in the event of an Event of Default, Landlord shall not remove the modular office furniture from the Premises or deny Tenant its right to use the modular office furniture unless and until one of the following has occurred: (i) Tenant's right to possession of the Premises has been terminated pursuant to entry of an order of ejectment entered in Wake County, North Carolina after an Event of Default, or (ii) Tenant has vacated the Premises following an Event of Default, or (iii) Tenant has otherwise been adjudicated to be in default under this Lease by a court of competent jurisdiction. In the event that Tenant has exercised the required renewals of the Term of this Lease provided above and is not in default under this Lease beyond any applicable grace or cure period, Tenant shall be permitted to remove all of the modular office furniture contained on the Premises at the end of the final Extended Term of this Lease. In the event that Tenant fails to satisfy the above conditions of this subparagraph (b) or one of the events described in clauses (i), (ii), or (iii) above has occurred, title to all modular office furniture shall automatically pass to Landlord, free and clear of any lien or security interest (and Landlord shall receive the modular office furniture in the same condition existing as of the date hereof, subject to ordinary wear and tear, Tenant having no obligation to replace any of such modular office furniture that loses its utility as a result of ordinary wear and tear). If Landlord is entitled to ownership of the modular office furniture, Tenant, at Landlord's request, shall further execute and deliver to Landlord a bill of sale for the modular office furniture and to the extent that there exist any liens or security interests against the title to the modular office furniture, Tenant shall cause such liens or security interests to be immediately released. At no time during the Term of this Lease shall Tenant grant a lien or security interest in favor of a third party against the modular office furniture; any such grant shall constitute an Event of Default under Paragraph 30 if such lien is not removed by Tenant within the time period specified thereunder.

     (c) Nothing contained herein shall prohibit Tenant from the benefits of ownership of the modular office furniture contained on the Premises during the Term of this Lease, including without limitation, the right to depreciate its investment in such modular office furniture.

     52.  Declaration of Easements
          ------------------------

     (a) Landlord hereby reserves, in favor of itself and its successors and/or assigns, the right to record a Declaration of Easements (the "Declaration") in the real estate records of Wake County, North Carolina encumbering the Property and the adjacent land owned by Landlord described on the attached Exhibit C (the "Adjacent
                                                 ---------
Land"). The Declaration may be recorded at any time during the Term of the Lease for the purpose of establishing the rights and easements which burden the Property and benefit the Adjacent Land described in subparagraph (b) below. Attached hereto as Exhibit C-1 is a plat of survey entitled "Subdivision Map:
                   -----------
LUCENT TECHNOLOGIES, Town of Cary, Wake County North Carolina RECOMBINATION, WATER EASEMENT & ACCESS EASEMENT PLAT" (the "Plat"), which shows the respective locations of the Property and Adjacent Land.

     (b) Landlord hereby leases the Property subject to the following rights and easements benefiting the Adjacent Land and burdening the Property:

          (i) A non-exclusive, perpetual easement over, upon, under and across that portion of the Property shown as "New 40' Private Access Easement" on the Plat for the construction, installation, maintenance and repair of the existing driveway located on the Property (including the right to construct and install an extension of the existing driveway located on the Property within such easement area) for the purpose of vehicular and pedestrian access, ingress and egress to and from Ederlee Drive and the Adjacent Land.

          (ii) A non-exclusive, perpetual easement over, under, upon, through and across the Property to install, use, connect, maintain, repair and replace any necessary utility conduits, lines and facilities necessary for the development and operation of the Adjacent Land, including the right to tie into any existing utility facilities located on the Property. The location of any such utility conduits, lines and facilities shall be subject to the prior, reasonable approval of Tenant.

          (iii) In its exercise of its rights reserved under this Paragraph 52, Landlord agrees that it shall not materially interrupt any of Tenant's activities on the Property, all work shall be done at the cost and expense of Landlord, no parking spaces on the Property shall be permanently taken and no temporary taking of parking spaces may exceed ninety (90) days, and Landlord shall defend, indemnify and hold harmless Tenant, its subtenants, officers, employees, representatives, agents, invitees and contractors against any damage or personal injury caused by Landlord, its officers, employees, agents, representatives, invitees or contractors in the exercise of any rights reserved by Landlord under this Paragraph 52.

     (c) Tenant's interest in this Lease is and shall be subordinate to the rights and easements reserved herein and, upon recordation thereof, to the Declaration. Tenant shall execute any documentation requested by Landlord to further evidence such subordination; provided, however, that Tenant shall be entitled to review the terms of the Declaration, prior to recording, to confirm that none of the easements established under the Declaration materially differ from the rights and easements created and reserved hereby.


                   (Signatures appear on the following page)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

WITNESS:                           WELLS OPERATING PARTNERSHIP, L.P.
                                   a Delaware limited partnership Landlord

                                   By:  Wells Real Estate Investment Trust,
                                        Inc., a Maryland corporation

/s/ Michael Berndt
--------------------------         By: /s/ Douglas P. Williams
                                      --------------------------------------
                                   Name:   Douglas P. Williams
                                   Title:  Executive Vice President

                                   Attest: ________________________
                                   Name:   ________________________
                                   Title:  ________________________


WITNESS:                           LUCENT TECHNOLOGIES INC.
                                   Tenant


/s/ Christine Sanci-Gentile         By: /s/ Timothy Webb
---------------------------             --------------------------------------
    Christine Sanci-Gentile         Name:  Timothy Webb
                                   Title:  Director, Asset
                                           Management

                                   Attest: /s/ Brent E. Jenkins
                                         ------------------------------------
                                   Name:   Brent E. Jenkins
                                         ------------------------------------
                                   Title:  Senior Manager,
                                           Global Real Estate Transactions
                                         ------------------------------------